EXHIBIT 99.1
PROSPECTUS SUPPLEMENT                                 REGISTRATION NO. 333-96061
(To Prospectus dated July 3, 2003)






                      [INTERNET ARCHITECTURE HOLDRS LOGO]


                        1,000,000,000 Depositary Receipts
                     Internet Architecture HOLDRS (SM) Trust

    This prospectus supplement supplements information contained in the prospectus dated July 3, 2003 relating to the sale of up to 1,000,000,000 depositary receipts by the Internet Architecture HOLDRS (SM) Trust .

    The share amounts specified in the table on page 13 of the base prospectus shall be replaced with the following:

                                                            Share      Primary
                       Name of Company           Ticker   Amounts Trading Market
    3Com Corporation                              COMS       3    Nasdaq NMS
    Adaptec, Inc.                                 ADPT       1    Nasdaq NMS
    Apple Computer, Inc.                          AAPL       2    Nasdaq NMS
    Ciena Corporation                             CIEN       2    Nasdaq NMS
    Cisco Systems, Inc.                           CSCO      26    Nasdaq NMS
    Dell Inc.                                     DELL      19    Nasdaq NMS
    EMC Corporation                               EMC       16         NYSE
    Extreme Networks, Inc.                        EXTR       2    Nasdaq NMS
    Foundry Networks, Inc.                        FDRY       1    Nasdaq NMS
    Gateway, Inc.                                 GTW        2         NYSE
    Hewlett-Packard Company                       HPQ     22.2225      NYSE
    International Business Machines Corporation   IBM       13         NYSE
    Juniper Networks, Inc.                        JNPR       2    Nasdaq NMS
    McDATA Corporation                           MCDTA    0.58891 Nasdaq NMS
    Network Appliance, Inc.                       NTAP       2    Nasdaq NMS
    Roxio Inc.                                    ROXI    0.1646  Nasdaq NMS
    Sun Microsystems, Inc.                        SUNW      25    Nasdaq NMS
    Sycamore Networks, Inc.                       SCMR       2    Nasdaq NMS
    Unisys Corporation                            UIS        2         NYSE
    Veritas Software Corporation                  VRTS     0.893  Nasdaq NMS


    The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

          The date of this prospectus supplement is September 30, 2003.